Exhibit (h)(53) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A

FUNDS

Dated: June 1, 2018

	Registrant Name:	Series Name (if applicable)	Transfer Agent Fund Number

7/1/04	Federated Adjustable Rate Securities Fund		096,099
	Federated Core Trust:
3/21/16		Emerging Markets Core Fund	812
8/16/10		Federated Bank Loan Core Fund	850
7/1/04		Federated Mortgage Core Portfolio	938
7/1/04		High Yield Bond Portfolio	871

	Federated Core Trust III:
3/1/08		Federated Project and Trade Finance Core Fund	148

	Federated Equity Funds:
7/1/04		Federated Absolute Return Fund	257, 258, 259, 340
12/1/08		Federated Clover Small Value Fund	639, 658, 659, 670, 539
		Federated Global Strategic Value Dividend Fund	435, 436, 437, 438
3/1/08		Federated International Strategic Value Dividend Fund	432, 433, 434, 466
7/1/04		Federated Kaufmann Fund	066, 067, 070, 074, 123
9/17/07		Federated Kaufmann Large Cap Fund	352, 353, 355, 354, 401
7/1/04		Federated Kaufmann Small Cap Fund	154, 757, 758, 759, 163, 146
7/1/04		Federated MDT Mid-Cap Growth Fund	649, 650, 656, 677, 679
9/1/08		Federated Prudent Bear Fund	409, 415, 418
12/1/04		Federated Strategic Value Dividend Fund	661, 663, 662, 251
7/1/04	Federated Equity Income Fund, Inc.		326, 629, 241, 304, 849, 034

	Federated Fixed Income Securities, Inc.:
7/1/04		Federated Municipal Ultrashort Fund	253, 254
7/1/04		Federated Strategic Income Fund	381, 382, 383, 652, 653, 414

6/1/08	Federated Global Allocation Fund		011, 373, 608, 879, 894, 232
7/1/04	Federated Government Income Securities, Inc.		021,166,168,171
7/1/04	Federated Government Income Trust		36, 102
7/1/04	Federated High Income Bond Fund, Inc.		630, 242, 317, 491, 492
	Federated High Yield Trust:
7/1/04		Federated High Yield Trust	038, 077, 113, 120, 430
12/1/15		Federated Equity Advantage Fund	121, 122

	Federated Income Securities Trust:
7/1/04		Federated Capital Income Fund	312, 631, 244, 374, 300, 830
9/1/10		Federated Floating Rate Strategic Income Fund	701, 693, 112, 687
7/1/04		Federated Fund for U.S. Government Securities	601, 238, 309
7/1/04		Federated Intermediate Corporate Bond Fund	303, 348
7/1/04		Federated Muni and Stock Advantage Fund	876, 887, 888, 889, 901
12/1/05		Federated Real Return Bond Fund	183,184,185
7/1/04		Federated Short-Term Income Fund	065,161,607,638,292

	Federated Index Trust:
7/1/04		Federated Max-Cap Index Fund	039,895,281,867
7/1/04		Federated Mid-Cap Index Fund	151,153,156

	Federated Institutional Trust:
7/1/04		Federated Government Ultrashort Duration Fund	969,891,840,626
7/1/04		Federated Institutional High Yield Bond Fund	900,221
6/1/05		Federated Short-Intermediate Total Return Bond Fund	063,107,114,127

	Federated Insurance Series:
7/1/04		Federated Managed Tail Risk Fund II	252,928
7/1/04		Federated Managed Volatility Fund II	333, 403
7/1/04		Federated Fund for U.S. Government Securities II	334
7/1/04		Federated High Income Bond Fund II	250,336
7/1/04		Federated Kaufmann Fund II	953,957
7/1/04		Federated Government Money Fund II	330,402
7/1/04		Federated Quality Bond Fund II	921,929

	Federated International Series, Inc.:
7/1/04		Federated Global Total Return Bond Fund	152,240,316,628
	Federated Investment Series Funds, Inc.:
7/1/04		Federated Bond Fund	198,641,642,643, 655,671

	Federated Managed Pool Series:
12/1/05		Federated Corporate Bond Strategy Portfolio	157
12/1/05		Federated High-Yield Strategy Portfolio	744
12/1/05		Federated International Bond Strategy Portfolio	742
12/1/14		Federated International Dividend Strategy Portfolio	569
12/1/05		Federated Mortgage Strategy Portfolio	743
8/31/17	Federated Equity Trust Fund
		Federated MDT Large Cap Value Fund	419, 420, 422, 425, 426, 428, 429

	Federated MDT Series:
7/31/06		Federated MDT All Cap Core Fund	210, 224, 226, 233
7/31/06		Federated MDT Balanced Fund	285, 296, 297, 314
7/31/06		Federated MDT Large Cap Growth Fund	265, 271, 267, 269
7/31/06		Federated MDT Small Cap Core Fund	237, 245, 223, 255
7/31/06		Federated MDT Small Cap Growth Fund	282, 346, 283, 284, 231

7/1/04	Federated Municipal Bond Fund, Inc.		243, 375, 384, 602, 141

	Federated Municipal Securities Income Trust:
7/1/04		Federated Michigan Intermediate Municipal Trust	145
6/1/06		Federated Municipal High Yield Advantage Fund	167,170, 214, 310, 380
7/1/04		Federated Ohio Municipal Income Fund	164, 313
7/1/04		Federated Pennsylvania Municipal Income Fund	311, 842

7/1/04	Federated Short-Intermediate Duration Municipal Trust		024, 291, 289
7/1/04	Federated Total Return Government Bond Fund		647,648,234

	Federated Total Return Series, Inc.:
7/1/04		Federated Mortgage Fund	835, 837
7/1/04		Federated Total Return Bond Fund	225, 288, 328, 404, 405, 406, 893
7/1/04		Federated Ultrashort Bond Fund	108, 218, 838

`7/1/04	Federated U.S. Government Securities Fund: 1-3 Years		009,079,100
7/1/04	Federated U.S. Government Securities Fund 2-5 Years		047, 192, 896

	Federated World Investment Series, Inc.:
7/1/04		Federated Emerging Market Debt Fund	609, 610, 611, 831
7/1/04		Federated International Leaders Fund	103, 104, 105, 106, 110, 119
7/1/04		Federated International Small-Mid Company Fund	682, 695, 696, 697
7/1/04	Intermediate Municipal Trust:	Federated Intermediate Municipal Trust	078, 739

	Money Market Obligations Trust:
7/1/04		Federated California Municipal Cash Trust	080, 280, 800, 809, 810
12/1/04		Federated Capital Reserves Fund	806
7/1/04		Federated Georgia Municipal Cash Trust	651
7/1/04		Federated Government Obligations Fund	005,007,117,395,703, 805, 385, 386, 158
7/1/04		Federated Government Obligations Tax-Managed Fund	613,636,637
12/1/04		Federated Government Reserves Fund	807, 970, 971, 972, 973
7/1/04		Federated Massachusetts Municipal Cash Trust	087, 823,51
7/1/04		Federated Institutional Prime 60 Day Fund	018, 126, 129
7/1/04		Federated Institutional Money Market Management	058, 136, 219,349
7/1/04		Federated Municipal Obligations Fund	820, 821, 833, 839, 852, 855, 858
7/1/04		Federated New York Municipal Cash Trust	012, 111, 825, 878
7/1/04		Federated Pennsylvania Municipal Cash Trust	008, 150, 644
7/1/04		Federated Prime Cash Obligations Fund	851, 854, 857, 909, 911, 913, 914, 915
7/1/04		Federated Institutional Prime Obligations Fund	010,143, 222, 396, 700
7/1/04		Federated Institutional Prime Value Obligations Fund	853, 856, 859
7/1/04		Federated Tax-Free Obligations Fund	015, 397
7/1/04		Federated Institutional Tax-Free Cash Trust	042, 073
7/1/04		Federated Treasury Obligations Fund	068, 115, 398, 702, 862
7/1/04		Federated Trust for U.S. Treasury Obligations	052, 054, 059
7/1/04		Federated U.S. Treasury Cash Reserves	125, 632
7/1/04		Federated Virginia Municipal Cash Trust	898, 287